UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 6, 2007
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P.A.M. TRANSPORTATION SERVICES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-15057	71-0633135
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

297 West Henri De Tonti, Tontitown, Arkansas 72770
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (479) 361-9111

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment of By-Laws

On December 6, 2007, our Board of Directors amended and restated our By-Laws, effective as of that date.  Article IV of the By-Laws, which previously provided for the issuance of certificated shares, was amended to also provide for our issuance of uncertificated shares, and certain conforming and related revisions.  The ability to issue uncertificated shares allows us to become eligible to participate in the Direct Registration System that is currently administered by the The Depository Trust Company.  The Direct Registration System permits investors to have securities registered in their names without the issuance of physical certificates, and the electronic transfer of securities to effect transactions without transferring physical certificates.

A copy of our Bylaws, as amended and restated on December 6, 2007 to include the amended Article IV, is attached to this report as Exhibit 3.2.

Item 9.01	Financial Statements and Exhibits.

 (d)  Exhibits.  The following exhibits are furnished with this Report:

 3.2               By-Laws, as amended and restated on December 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P.A.M. TRANSPORTATION SERVICES, INC.
(Registrant)

Date: December 10, 2007	By: /s/ Robert W. Weaver
Robert W. Weaver President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.2	By-Laws, as amended and restated on December 6, 2007